Exhibit 4.02

DEMAND MEDIA, INC.

THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

Dated March 3, 2008

i

ii

6.3	Changes in Size of Board	29
6.4	Voting Agreement Legend	29

7.	Preemptive Rights	29

8.	Affirmative Covenants of the Company	30
8.1	Delivery of Financial Information	30
8.2	D&O Insurance	31
8.3	Stock Options	32
8.4	Restrictions on Transfer	32
8.5	Proprietary Information	32
8.6	Director Indemnification Agreements	32
8.7	Board and Officer Covenant	32
8.8	Environmental Covenant	32
8.9	Employment Covenant	32

9.	Confidentiality	33

10.	Miscellaneous	33
10.1	Transfers in Violation of Agreement	33
10.2	Governing Law	33
10.3	Equitable Relief	34
10.4	Successors in Interest	34
10.5	Entire Agreement	34
10.6	Notices, Etc.	34
10.7	Delays or Omissions	35
10.8	Dispute Resolution Fees	35
10.9	Counterparts	35
10.10	Severability	35
10.11	Titles and Subtitles	35
10.12	Amendment and Waiver	36
10.13	Additional Parties; After Acquired Shares	36
10.14	Termination of Prior Stockholders’ Agreement	37
10.15	Termination	37
10.16	Waiver of Trial By Jury	37

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DEMAND MEDIA, INC.

THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Third Amended and Restated Stockholders’ Agreement (the “Agreement”) is made as of March 3, 2008 among Demand Media, Inc., a Delaware corporation (the “Company”), and the stockholders listed on Exhibit A hereto (the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to provide for certain transfer and voting obligations related to the Shares, among other matters;

WHEREAS, each Stockholder owns, directly or indirectly, the Shares set forth opposite such Stockholder’s name on Exhibit A, as it shall be adjusted from time to time by the Company to the extent necessary to accurately reflect exchanges, redemptions, capital contributions, the issuance of additional Shares or similar events;

WHEREAS, the Company and certain of the Stockholders (collectively, the “Existing Parties”) are parties to the Second Amended and Restated Stockholders’ Agreement dated as of September 10, 2007 (the “Prior Stockholders’ Agreement”);

WHEREAS, the Existing Parties desire to amend and restate the Prior Stockholders’ Agreement in accordance with Section 10.12 of the Prior Stockholders’ Agreement;

WHEREAS, Section 10.12 of the Prior Stockholders’ Agreement vested the authority to amend the Prior Stockholders’ Agreement in the holders of 55% of the then outstanding Preferred Stock and Common Stock (if any) issued upon conversion of the Preferred Stock (voting together as a single class and not as separate series on an as converted to Common Stock basis) and provided that any such amendment would be binding upon all parties to the Prior Stockholders’ Agreement;

WHEREAS, the holders of 55% of the outstanding Preferred Stock (voting together as a single class and not as separate series on an as converted to Common Stock basis) desire to amend and restate the Prior Agreement in its entirety and are entering into this Agreement, making this Agreement binding upon all of the parties to the Prior Stockholders’ Agreement; and

WHEREAS, the Company and the Stockholders contemplate that certain future holders of Shares and rights to acquire Shares shall also become parties to this Agreement by agreeing to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto that are parties to the Prior Stockholders’ Agreement hereby agree that the Prior Stockholders’ Agreement shall be amended and restated in its entirety with this Agreement, and the parties hereto, intending to be legally bound hereby, further agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms have the following respective meanings:

“3i Permitted Transferee” means 3i Group plc or any Affiliate of 3i Group plc or any entity or vehicle including a partnership in which 3i Group plc and/or its affiliate has a majority economic interest and which is managed by 3i Group plc or any of its Affiliates.

“Affiliate” means as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, the power to vote 50% or more of the securities having ordinary voting power for the election of members of the board of directors, board of managers or similar governing body of such Person.

“Approved Sale” means the sale of the Company, in a single transaction or a series of related transactions (a) pursuant to which one or more third parties proposes to acquire all or substantially all of the equity and voting power of the Company (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding capital stock of the Company or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by (i) the Board and (ii) the Requisite Preferred Holders and (c) pursuant to which all holders of Shares receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the amount of consideration that they would be entitled to receive (with respect to the aggregate consideration that is paid or distributed to equityholders in such transaction) under the Company’s Fourth Restated Certificate of Incorporation (as amended and/or restated from time to time) in a Liquidation.

“Board” means the board of directors of the Company.

“Business Day” means any day during which the New York Stock Exchange is open for trading.

“Common Holders” means holders of Common Stock (in their capacities as such).

“Common Stock” means the common stock of the Company, par value $0.0001 per share (or any securities into which such Common Stock is converted).

“Common Stock Equivalents” means the Company’s Common Stock and securities convertible into, or exchangeable for, or exercisable into, shares of Common Stock.

“Competitor” means Person who is primarily engaged in and/or derives a material portion of its revenue from directly or through a majority owned subsidiary (i) the domain name registrar business, (ii) the domain name traffic monetization business (including domain name parking, domain name auctions and buying and selling domain name portfolios) and/or (iii) operation of media websites in any state of the United States or elsewhere.  In addition, each of the entities listed on Schedule 1 hereto (and their respective Affiliates) shall be deemed Competitors of the Company for purposes of this Agreement.

“ENOM Merger Agreement” means the Agreement and Plan of Merger dated April 27, 2006 by and among the Company, Mediabloxx Merger Sub, Inc., ENOM Ventures, Inc., Paul Stahura, Jim Beaver and the Stahura Family Revocable Trust.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Stockholders who in the aggregate hold not less than ten percent (10%) of the shares of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, is no less than $500,000.

“GS” means Goldman Sachs Investment Partners Master Fund, L.P.

“GS Permitted Transferee” means GS or any Affiliate of GS or any entity or vehicle including a partnership in which GS and/or its affiliate has a majority economic interest and which is managed by GS or any of its Affiliates.

“Initiating Holders” means Stockholders (i) who in the aggregate hold not less than twenty percent (20%) of the shares of the Registrable Securities then outstanding, (ii) which include at least two Stockholders that are not Affiliates of each other who each beneficially own and each propose to register at least 3,500,000 shares of Registrable Securities (as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (iii) who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $5,000,000.

“Initial IPO” means the Company’s first underwritten public offering of Common Stock pursuant to the Securities Act.

“Liquidation” shall have the meaning assigned to such term in the Company’s Fourth Restated Certificate of Incorporation.

“Major Holder” means a Stockholder which together with such Stockholder’s Affiliates owns at least 500,000 shares of Common Stock (on an as converted to Common Stock basis and as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock).

“New Securities” means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) any securities issued pursuant to the Purchase Agreement; (ii) securities issued to employees, consultants, officers, and directors of the Company, if such issuance is approved by the Board; (iii) securities issued upon conversion of convertible securities (including the Series A

Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series D-1 Preferred) or issued pursuant to any rights or agreements, including, without limitation, options and warrants; provided that the Company shall have complied with Section 7 below with respect to the initial sale or grant by the Company of such convertible securities, rights or agreements, or provided that such convertible securities, rights or agreements existed on or prior to the date hereof; (iv) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company; (v) securities issued pursuant to the acquisition of another business or entity by the Company by merger, purchase of assets or shares, or other reorganization if such issuance is approved by the Board; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor, or other person, if such issuance is approved by the Board; (viii) securities issued to vendors or customers of the Company, or to other persons in similar commercial arrangements with the Company, if such issuance is approved by the Board; (ix) securities issued in connection with corporate partnering transactions, if such issuance is approved by the Board; and (x) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (ix) above.

“Other Stockholder” means Persons other than Stockholders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Permitted Transfer” means the Transfer of Shares by a Stockholder to: (a) the Company; (b) any subsidiary of the Company; (c) another Stockholder; (d) any Affiliate of such Stockholder; (e) to one or more Persons in an Approved Sale; (f) in the case of 3i Technology Partners III L.P. (“3i”), to any 3i Permitted Transferee; or (g) in the case of GS, to any GS Permitted Transferee.  For purposes of this definition, the term “Affiliate” shall include, with respect to individual Stockholders, if any, (i) a spouse or descendant of such individual, (ii) any trust or family partnership or other entity (in each case, organized under the laws of the United States or any political subdivision thereof) whose beneficiaries or owners shall solely be such individual and/or such individual’s spouse and/or any Person related by blood or adoption to such individual or such individual’s spouse, and (iii) the estate of such individual.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Preferred Holders” means the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series D-1 Holders.

“Preferred Stock” means the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series D-1 Preferred and any other series of preferred stock of the Company.

“Purchase Agreement” means the Series D-1 Preferred Stock Purchase Agreement dated as of March 3, 2008 among the Company and the parties set forth on Exhibit A thereto and the other investors who are or become parties thereto, as such agreement may be amended from time to time.

“Qualified Financing” means the consummation of (a) a firmly underwritten public offering pursuant to the Securities Act on Form S-1 (as defined in the Securities Act) or any successor form of Common Stock with aggregate gross proceeds to the Company of not less than $100,000,000 or (b) a Rule 144A Offering of Common Stock with aggregate gross proceeds to the Company of not less than $150,000,000, in each case with a per share offering price of not less than $5.7765 (as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.2, 3.3 and 3.4 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all of the Stockholders registering securities in any given registration, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) shares of Common Stock held by a Stockholder or issued or issuable pursuant to the exercise or conversion of Common Stock Equivalents (including Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series D-1 Preferred (following conversion thereof to Series D Preferred) or warrants to purchase Common Stock or Common Stock Equivalents) held by a Stockholder and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they (A) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) have not been transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 3.13 hereof, or (D) with respect to all shares held by a Stockholder, during the applicable period, are not eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period.

“Requisite Preferred Holders” shall mean the holders of an aggregate of more than 55% of the then outstanding Preferred Stock and Common Stock (if any) issued upon conversion of the Preferred Stock (voting together as a single class and not as separate series on an as converted to Common Stock basis).

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Rule 144A Offering” means an offering of Common Stock or Common Stock Equivalents (or securities into which Common Stock is convertible) pursuant to Rule 144A following which the offered securities are traded on the GSTrUE (or on a similar platform, exchange or trading system).

“Rule 145” means Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Sale” (and related words “Sell” and “Sold”) means a Transfer for value.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Stockholders and all fees and disbursements of counsel for any Stockholder, other than the fees and disbursements of one counsel for all of the Stockholders registering securities in any given registration as provided in the definition of “Registration Expenses” above.

“Series A Holders” means the holders of Series A Preferred (in their capacities as such).

“Series B Holders” means the holders of Series B Preferred (in their capacities as such).

“Series C Holders” means the holders of Series C Preferred (in their capacities as such).

“Series D Holders” means the holders of Series D Preferred (in their capacities as such).

“Series D-1 Holders” means the holders of Series D-1 Preferred (in their capacities as such).

“Series A Preferred” means the Series A Preferred Stock of the Company, par value $0.0001 per share.

“Series B Preferred” means the Series B Preferred Stock of the Company, par value $0.0001 per share.

“Series C Preferred” means the Series C Preferred Stock of the Company, par value $0.0001 per share.

“Series D Preferred” means the Series D Preferred Stock of the Company, par value $0.0001 per share.

“Series D-1 Preferred” means the Series D-1 Preferred Stock of the Company, par value $0.0001 per share.

“Shares” means all Common Stock Equivalents of the Company held by any Stockholder that is a party to this Agreement, whether now owned or hereafter acquired.

“Sponsors” means each of (i) Spectrum so long as it is entitled to designate a director under Section 6.1(a)(i), (ii) Oak so long as it is entitled to designate a director under Section 6.1(a)(ii), (iii) Generation so long as it is entitled to designate a director under Section 6.1(a)(iii), (iv) 3i so long as it is entitled to designate a director under Section 6.1(a)(iv) and (v) GS so long as it is entitled to designate a director under Section 6(a)(v).

“Stockholder” means each of the stockholders listed on Exhibit A (so long as such Person remains a stockholder) and each other Person that becomes a stockholder hereunder pursuant to Section 10.13.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control or have the right to appoint, as the case may be, the managing director, manager, board of directors, a general partner or other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.

“Transfer” shall mean any sale, transfer, assignment, pledge or other disposition of any Shares other than by operation of law (except where the primary purpose of the action that is by operation of law is to circumvent the transfer restrictions of this Agreement).

“Voting Preferred Stock” means all shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and any other series of Preferred Stock having the right to vote in the election of directors of the Company.

“Voting Shares” means all shares of Common Stock and any other shares of capital stock of the Company having the right to vote as a single class with the Common Stock.

2.                                       Representations and Warranties.  Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that (a) such Stockholder (i) with respect to Stockholders that are not individuals, is duly formed and validly existing in good standing under the laws of the jurisdiction in which it is organized, with all requisite power and authority to carry on its business and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and (b) the execution and delivery of this Agreement has been duly and validly authorized, and all necessary action has been taken, to make this Agreement a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.                                       Registration Rights.

3.1                                 Request for Registration.

(a)                                  If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification, or compliance, the Company will:

(i)                     promptly deliver written notice of the proposed registration, qualification, or compliance to all other Stockholders; and

(ii)                  as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Stockholder or Stockholders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3.1(a):

(A)                              Prior to the earlier of: (i) five (5) years following the date of this Agreement, and (ii) six months following the effective date of the consummation of the first underwritten public offering of the Common Stock pursuant to the Securities Act;

(B)                                After the Company has effected two (2) such registrations pursuant to this Section 3.1, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C)                                During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D)                               In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E)                                 If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 3.1 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right and the deferral right provided for in Section 3.2(b) more than twice in any twelve (12) month period;

(F)                                 If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 3.2 hereof.

Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3.1(c) and Section 3.10 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b)                                 Underwriting.  If the registration pursuant to this Section 3.1 is underwritten, the right of any Stockholder to participate in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein.  A Stockholder may elect to include in such underwriting all or a part of the Registrable Securities held by such Stockholder.

(c)                                  Procedures.  If the Company shall request inclusion in any registration pursuant to this Section 3.1 of securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to this Section 3.1, the Initiating Holders shall, on behalf of all Stockholders, offer to include such securities in the underwriting and may condition such offer on such other Persons’ acceptance of the applicable provisions of this Section 3 (including without limitation Section 3.11).  The Company shall (together with all Stockholders or other Persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 3.10.  If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

3.2                                 Registration on Form S-3.

(a)                                  Qualification on Form S-3.  Following consummation of the first underwritten public offering of Common Stock pursuant to the Securities Act, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form and shall use its best efforts to thereafter maintain its qualification to use such form(s).  To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b)                                 Request for Registration on Form S-3.  After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i)                     promptly deliver written notice of the proposed registration to all other Stockholders; and

(ii)                  as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Stockholder or Stockholders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3.2:

(A)                              If the Company has effected any such registration during the preceding 12-month period;

(B)                                During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(C)                                In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D)                               If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the From S-3 Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 3.2 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Form S-3 Initiating Holders; provided, however, that the Company may not utilize this right and the deferral right provided for in Section 3.1(a)(ii)(F) more than twice in any twelve (12) month period.

(c)                                  Underwriting; Procedure.  If a registration requested under this Section 3.2 is for an underwritten offering, the provisions of Section 3.1(b) and 3.1(c) shall apply to such registration.

3.3                                 Company Registration.

(a)                                  Notice of Registration.  If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Section 3.1 or 3.2 hereof, (B) a registration relating solely to employee benefit plans, or (C) a registration relating solely to a Rule 145 transaction, the Company will:

(i)                     promptly deliver to each Stockholder written notice thereof; and

(ii)                  include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Stockholder and delivered to the Company within ten (10) days after the written notice is delivered by the Company.  Such written request may include all or a portion of a Stockholder’s Registrable Securities.

(b)                                 Underwriting; Procedures.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 3.3(a)(i).  In such event, the right of any Stockholder to registration pursuant to this Section 3.3 shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and the other Stockholders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 3.3 if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of Registrable Securities (if any) that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 3.10.  If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of such registration, whether or not any Stockholder has elected to include securities in such registration.

3.4                                 Registration Procedures.  In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 3, the Company will keep each Stockholder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use its best efforts to:

(a)                                  Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement provided that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, then the incorporation by reference of information required to be included in (A) and (B) above shall be contained in reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)                                 Furnish to the Stockholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)                                 Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)                                  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; provided that the Company shall not be required in connection therewith or as a condition thereto (i) to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or (ii) to qualify to do business in any such state or jurisdiction;

(f)                                    Cause all such Registrable Securities to be listed on each securities exchange on which similar publicly traded securities issued by the Company are then listed;

(g)                                 Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 Use its best efforts to furnish, at the request of any Stockholder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Stockholders).

(i)                                     The Company agrees that, if any Stockholder could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Company’s securities of any Stockholder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Stockholder Underwriter Registration Statement”), then the Company will cooperate with such Stockholder in allowing such Stockholder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at any such Stockholder’s request, the Company will furnish to such Stockholder, on the date of the effectiveness of any Stockholder Underwriter Registration Statement and thereafter from time to time on such dates as such Stockholder may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Stockholder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Stockholder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” negative assurances for such offering, addressed to such Stockholder; provided, however, that with respect to any placement agent, the Company’s obligations with respect to this Section 3.4(i) shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents.  The Company will also permit legal counsel to such Stockholder to review and comment upon any such Stockholder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Stockholder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and the Company will consider in good faith any comments that such counsel may reasonably request.

3.5                                 Information by Holder.  The Stockholder or Stockholders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Stockholder or Stockholders, the Registrable Securities held by them, and the distribution proposed by such Stockholder or Stockholders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 3, and the refusal to furnish such information in all material respects by any Stockholder or Stockholders shall relieve the Company of its obligations in this Section 3 with respect to such Stockholder or Stockholders.  Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 3.1 or Section 3.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

3.6                                 Indemnification.

(a)                                  To the extent permitted by law, the Company will indemnify each Stockholder, each of its officers, directors, partners, legal counsel, and accountants, and each Person controlling such Stockholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (including without limitation, as a result of such Stockholder being named an underwriter or deemed underwriter), or any violation by the Company of the Securities Act or the Exchange Act, any rule or regulation promulgated under the Securities Act or the Exchange Act, or any state securities law, rule or regulation, in each case applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Stockholder, each of its officers, directors, partners, legal counsel, and accountants, and each Person controlling such Stockholder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Stockholder, controlling person, or underwriter and stated to be specifically for use therein.  It is agreed that the indemnity agreement contained in this Section 3.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 To the extent permitted by law, each Stockholder will, if Registrable Securities held by such Stockholder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Stockholder and Other Stockholder, each of their officers, directors, and partners, and each Person controlling such Stockholder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each other such Stockholder and Other Stockholder, each of their directors, officers, partners, legal counsel, and accountants, Persons controlling the Company and other such Stockholders and Other Stockholders, and each such underwriter, and each Person who controls such underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Stockholder and stated to be specifically for use therein; provided, however, that the obligations of such Stockholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld); provided that in no event shall any indemnity under this Section 3.6 exceed the net proceeds received by such Stockholder in such offering.

(c)                                  Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  Notwithstanding the foregoing, an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to a conflict of interest between such Indemnified Party and any other party represented by such counsel in such proceeding.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.6 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above.  In no event shall any contribution by a Stockholder under this Section 3.6 exceed the net proceeds received by such Stockholder in such offering.

(e)                                  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 3.6 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 3.6(c).  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)                                 The obligations of the Company and Stockholders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement.

3.7                                 Expenses of Registration.  All Registration Expenses shall be borne by the Company; provided, however, that if the Stockholders bear the Registration Expenses for any registration proceeding begun pursuant to Section 3.1 and subsequently withdrawn by the Stockholders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 3.1.  Furthermore, in the event that a withdrawal by the Stockholders is based upon material adverse information relating to the Company that is different from the information known or reasonably available (upon request from the Company or otherwise) to the Stockholders requesting registration at the time of their request for registration under Section 3.1, such registration proceeding shall not be counted as a requested registration pursuant to Section 3.1, even though the Stockholders do not bear the Registration Expenses for such registration.  All Selling Expenses relating to securities registered on behalf of the Stockholders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered; provided, that the amount of any stock transfer taxes applicable to the securities registered by the Stockholders shall be allocated to the Stockholders based upon such Stockholders’ actual liability for such stock transfer taxes.

3.8                                 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company and the Common Stock has been registered under the Exchange Act, the Company agrees to use its best efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Stockholder owns any Restricted Securities, to furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such securities without registration.

3.9                                 Limitations on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent (i) of the Requisite Preferred Holders and (ii) if such action would disproportionately adversely affect any Sponsor (in relation to the other Sponsors), of such adversely affected Sponsor, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights the terms of which are more favorable than the registration rights granted to Stockholders hereunder; provided that this Section 3.9 shall not prohibit additional Stockholders from becoming parties to this Agreement (and being holders of Registrable Securities).  No stockholder of the Company shall be granted registration rights similar to those described in Section 3.3 which would reduce the number of shares includable by the holders of Registrable Securities in such registration without (i) the consent of the Requisite Preferred Holders and (ii) if such action would disproportionately adversely affect any Sponsor (in relation to the other Sponsors), the consent of such adversely affected Sponsor.

3.10                           Procedure for Underwriter Cutbacks.  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration on behalf of Stockholders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Stockholders and Other Stockholders requesting inclusion of shares pro rata based upon the total number of Registrable Securities or Other Shares held by such Stockholders and Other Stockholders, respectively; provided, however, if any Stockholder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to such Stockholder or Other Stockholder pursuant to the above-described procedure, the portion of such Stockholder’s or Other Stockholder’s allocation that would have been included had such Stockholders or Other Stockholders requested inclusion of such Registrable Securities or Other Shares shall be reallocated among those requesting Stockholders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities and Other Shares held by such Stockholders and Other Stockholders, and this procedure shall be repeated until all shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Stockholders and Other Stockholders have been so allocated.  In the case of registrations under Sections 3.1 or 3.2 hereof, the Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include in such registration securities registered for the Company’s own account (it being understood that the Company may limit the number of shares of Registrable Securities to be included in a registration under Section 3.3 of this Agreement in order to include in such registration securities to be registered for the Company’s account).

3.11                           Standoff Agreement.

(a)                                  Standoff Period; Agreement.  Each Stockholder agrees in connection with (i) a registration of the Company’s securities pursuant to its Initial IPO and (ii) the Company’s first Rule 144A Offering (if such Rule 144A Offering occurs prior to the Initial IPO) that, upon request of the underwriters managing any underwritten offering of the Company’s securities (or of the initial purchasers or placement agents managing any Rule 144A Offering), not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration and Permitted Transfers pursuant to which the transferee agrees to be bound by the lock-up agreement contemplated by this Section 3.11) without the prior written consent of such underwriters (or initial purchasers or placement agents), as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by such managing underwriters (or initial purchasers or placement agents).  Each Stockholder agrees to execute a customary lockup agreement consistent with the foregoing at the request of the underwriters in any underwritten offering of the Company’s securities (or of the initial purchasers or placement agents in any Rule 144A Offering).

(b)                                 Limitations.  The restrictions described in Section 3.11(a) shall only be applicable to Stockholders if all the officers, directors and 1% stockholders of the Company enter into similar agreements and in the event any such Person, or any Stockholder, is released from such obligations, all Stockholders shall be released from their respective obligations on a pro rata basis.

3.12                           Termination of Rights.  The rights of any particular Stockholder to cause the Company to register securities under Sections 3.1, 3.2, and 3.3 shall terminate with respect to such Stockholder on the second anniversary of the effective date of a Qualified Financing; provided that, in the case of a Qualified Financing that is a Rule 144A Offering, the rights of any particular Stockholder to cause the Company to register securities under Sections 3.1, 3.2 and 3.3 shall terminate with respect to such Stockholder on the second anniversary of a public offering of the Common Stock (not by reason of Rule 144A) with gross offering proceeds to the Company in excess of $75,000,000 or as a result of which the aggregate market value of the public float of the Company exceeds $100,000,000.

3.13                           Transfer of Registration Rights.  The rights to cause the Company to register securities granted to any party hereto under Section 3 may be assigned by a Stockholder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as adjusted for any stock dividend, stock split, combination or other similar recapitalization), provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Stockholder under this Section 3.  Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Stockholder (A) which is a partnership to its partners in accordance with partnership interests, (B) which is a limited liability company to members in accordance with their interest in the limited liability company, (C) which is a corporation to its shareholders in accordance with their interests in the corporation, or (D) to the Stockholder’s Affiliates; provided, in each case, that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Stockholder under this Agreement.

3.14                           Qualified Financing.  Each of the Stockholders agrees that, in the event the Board of Directors of the Company and the Requisite Preferred Holders shall have authorized the Company to commence a process which is reasonably expected to lead to the consummation of a Qualified Financing, such Stockholder shall reasonably cooperate with the Company to do and perform, or cause to be done and performed, all such reasonable acts and things (including voting such Stockholder’s Shares at a meeting of Stockholders or by written consent), and shall execute and deliver all such reasonable agreements, certificates, consents, instruments and documents, as the Board of Directors shall reasonably request and determine are reasonably necessary for consummating such Qualified Financing; provided that no Stockholder shall be required to (i) sell its Shares owned by it in the Qualified Financing, (ii) cause the member of the Board nominated by such Stockholder to sign the Form S-1 or any other document in connection with such Qualified Financing or (iii) take any action that is inconsistent with any provision of this Agreement.  Without limiting the generality of the foregoing, in the event the Company commences a process which is reasonably expected to lead to the consummation of a Rule 144A Offering that is a Qualified Financing, the Stockholders agree to take such actions as may be necessary to adopt such amendments to the Company’s certificate of incorporation as may be reasonably necessary to complete such Qualified Financing including amendments converting the Company’s then outstanding Common Stock into a class of capital stock that is different from the class of securities to be offered in the Qualified Financing if such amendments are reasonably necessary to complete such Qualified Financing. Notwithstanding the foregoing, in the event of any conversion of Preferred Stock pursuant to a Rule 144A Offering that is a Qualified Financing, the shares of Common Stock issued upon such conversion shall be the same class of Common Stock for all holders of Preferred Stock and shall be convertible into the securities sold in a Qualified Financing on the same terms for all such shares of Common Stock.

4.                                       Restrictions on Transfer.

4.1                                 Joinder; Securities Laws Compliance.  Each Stockholder agrees not to Transfer all or any portion of Shares held by it unless (a) the prospective transferee has agreed in writing for the benefit of the Company and the Stockholders to become a party to this Agreement and be bound by all the terms and conditions hereof by executing and delivering to the Company a joinder to this Agreement in the form attached hereto as Exhibit B (a “Joinder”), (b) such Stockholder shall have notified the Company of the proposed Transfer, shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, and, if reasonably requested by the Company, shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration under the Securities Act and (c) such Stockholder shall have complied with the provisions of this Section 4.

4.2                                 Securities Laws and Transfer Legends.  Each certificate representing Shares shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE REQUIREMENTS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.  NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH THEREIN.

BY ACCEPTING ANY INTEREST IN THESE SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT, INCLUDING THOSE RELATING TO THE VOTING OF SAID SHARES.”

4.3                                 Right of First Offer.

(a)                                  Notice of Sale.  Prior to the earlier of a Qualified Financing or an Approved Sale, should any Stockholder (the “Selling Stockholder”) propose to Transfer any Shares (the “Transfer Shares”), other than in a Permitted Transfer or in a Transfer with respect to which the provisions of Section 4.3 of the Prior Stockholders’ Agreement have previously been waived by the Company and the Requisite Preferred Holders (as defined in the Prior Stockholders’ Agreement), such Selling Stockholder shall promptly deliver a written notice (the “Transfer Notice”) describing the number and type of Transfer Shares to be Transferred and the minimum price per share at which the Transfer Share are proposed to be Transferred (the “Minimum Price”) to the Company, the Series A Holders, the Series C Holders, the Series D Holders and the Series D-1 Holders.

(b)                                 Company Right of First Offer.  The Company shall have the option, exercisable upon written notice to the Selling Stockholders within fifteen (15) days after delivery of the Transfer Notice to purchase some or all of the Transfer Shares for the Minimum Price.  As used herein, “Non-Company Transfer Shares” means the number of Transfer Shares not subscribed for by the Company pursuant to this Section 4.3(b).

(c)                                  Series A Holders, Series C Holders, Series D Holders and Series D-1 Holders Right of First Offer.  In the event that the Company declines to exercise in full its right of first offer set forth in Section 4.3(b) above, the Series A Holders, the Series C Holders, the Series D Holders and the Series D-1 Holders (other than the Selling Stockholder) (collectively, the “ROFO Holders”) shall have the option, exercisable upon written notice (an “Acceptance Notice”) to the Selling Stockholder within thirty (30) days after delivery of the Transfer Notice to purchase a number of the Non-Company Transfer Shares (“Right of First Offer”).  Each ROFO Holder that elects to deliver an Acceptance Notice shall specify in the Acceptance Notice the number of Non-Company Transfer Shares that such ROFO Holder is willing to acquire (which may be in excess of (but not less than) such ROFO Holder’s ROFO Pro Rata Share (as defined below)).  Each such ROFO Holder so electing shall be entitled and obligated to purchase for the Minimum Price set forth in the Transfer Notice, a number of Non-Company Transfer Shares equal to the sum of (a) the amount of such ROFO Holder’s ROFO Pro Rata Share of the Non-Company Transfer Shares, and (b) to the extent a ROFO Holder elected to purchase more than its ROFO Pro Rata Share of the Non-Company Transfer Shares, the lesser of (i) such ROFO Holder’s proportionate share of any remaining Non-Company Transfer Shares other than those Non-Company Transfer Shares to be purchased by accepting ROFO Holders pursuant to clause (a) above (based upon the relative ROFO Pro Rata Share of each ROFO Holder electing to purchase more than its ROFO Pro Rata Share of the Non-Company Transfer Shares), or (ii) that number of Non-Company Transfer Shares equal to the number of shares such ROFO Holder elected to purchase minus such ROFO Holder’s ROFO Pro Rata Share of Non-Company Transfer Shares (it being understood that the allocation procedures contemplated by this clause (ii) shall be repeated until all Non-Company Transfer Shares that the electing ROFO Holders desire to purchase have been allocated).  If the ROFO Holders and the Company collectively elect not to purchase all of the Transfer Shares, then the Selling Stockholder shall have the right to Transfer the portion of the Transfer Shares not subscribed for by the Company and the ROFO Holders pursuant to terms and conditions no more favorable to the transferee than the terms set forth in the Transfer Notice (and for a purchase price per share not less than the Minimum Price) for a ninety (90) day period after the ROFO Holders elect not to purchase all of the Non-Company Transfer Shares.  Any Transfer Shares not Transferred during such ninety (90) day period shall thereupon again be subject to the provisions of this Section 4.3.  As used herein “ROFO Pro Rata Share” means the number of Non-Company Transfer Shares multiplied by a fraction, the numerator of which the number of Shares of Series A Preferred, Series C Preferred, Series D Preferred and Series D-1 Preferred (in each case on an as converted to Common Stock basis (assuming conversion of the Series D-1 Preferred to Series D Preferred)) then held by such ROFO Holder on the date of such Transfer Notice and the denominator of which is the total number of outstanding Shares of Series A Preferred, Series C Preferred, Series D Preferred and Series D-1 Preferred (in each case on an as converted to Common Stock basis (assuming conversion of the Series D-1 Preferred to Series D Preferred)) held by all ROFO Holders other than the Selling Stockholder on the date of such Transfer Notice.

4.4                                 Co-Sale Right.

(a)                                  In the event that any Stockholder proposes to Transfer Preferred Stock or Common Stock, as applicable, held by it in one or more related transactions, other than in a Permitted Transfer or in a Transfer with respect to which the provisions of Section 4.4 of the Prior Stockholders’ Agreement have previously been waived by the Company and the Requisite Preferred Holders (as defined in the Prior Stockholders’ Agreement), and the Right of First Offer set forth in Section 4.3 above (if applicable) was not fully exercised (such that all Transfer Shares proposed to be Transferred will not be Transferred to the Company and/or the ROFO Holders), then the Selling Stockholder will, via written notice, inform the ROFO Holders of such fact and permit each ROFO Holder to participate in the Transfer of such Transfer Shares (other than Transfer Shares being Transferred to the Company or the ROFO Holders pursuant to Section 4.3) at the same price, and upon the same terms and conditions specified in the Transfer Notice in accordance with the provisions of this Section 4.4.  Such written notice is hereinafter referred to as the “Co-Sale Notice.”  The Co-Sale Notice: (i) shall specify the number of Transfer Shares to be Transferred by the Selling Stockholder (other than Transfer Shares being Transferred to the Company or the ROFO Holders pursuant to Section 4.3), the sale price, the purchasers and all other terms of the Transfer; (ii) shall be titled “Co-Sale Notice”; and (iii) shall be delivered to each ROFO Holder not less than twenty (20) days prior to the proposed date of Transfer.

(b)                                 Each ROFO Holder shall then have the option, exercisable upon written notice to the Selling Stockholder within fifteen (15) days after delivery of the Co-Sale Notice, to participate in the Transfer of Transfer Shares by the Selling Stockholder pursuant to the specified terms and conditions of the Co-Sale Notice, up to such ROFO Holder’s Co-Sale Pro Rata Portion (as defined below) of the Transfer Shares proposed to be Transferred by the Selling Stockholder (other than Transfer Shares being Transferred to the Company or the ROFO Holders pursuant to Section 4.3).  To the extent a ROFO Holder exercises such co-sale right, the number of Transfer Shares which the Selling Stockholder may sell pursuant to the Co-Sale Notice shall be correspondingly reduced.  Each ROFO Holder that elects to exercise its co-sale rights is referred to herein as a “Participant.”  A Participant’s “Co-Sale Pro Rata Portion” means with respect to each Transfer of Transfer Shares by a Selling Stockholder, (i) the total number of Transfer Shares being Transferred or sold by the Selling Stockholder (other than Transfer Shares being Transferred to the Company or the ROFO Holders pursuant to Section 4.3) multiplied by (ii) a fraction, the numerator of which is equal to the sum of the number of shares of Common Stock Equivalents (on an as converted basis) then held by such Participant on the date of the Co-Sale Notice and the denominator of which is the sum of the total number of shares of Common Stock Equivalents (on an as converted basis) then held by all Participants and the Selling Stockholder on the date of the Co-Sale Notice.

(c)                                  Each Participant shall effect its participation in the Transfer by promptly delivering to the Selling Stockholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which such Participant elects to Transfer.  The Selling Stockholder shall hold such certificates in escrow pending the closing of the sale to the prospective purchaser.  If the proposed Transfer is cancelled for any reason, the Selling Stockholder shall promptly return all certificates held in escrow to the respective Participants who delivered them to the Selling Stockholder.  Upon written request and surrender of a certificate representing Shares at the offices of the Company by a Participant, the Company shall reissue certificates representing the Shares in the same name as the surrendered certificate and in such denominations as the Participant may reasonably request in order to deliver a certificate to the Selling Stockholder which represents the type and number of Shares which such Participant elects to sell.

(d)                                 The stock certificate or certificates that each Participant delivers to the Selling Stockholder pursuant to Section 4.4(c) shall be Transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Co-Sale Notice, and the Selling Stockholder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Selling Stockholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from such Participant on the same terms as described in the Co-Sale Notice.

(e)                                  Each ROFO Holder that exercises its co-sale right pursuant to Section 4.4(b) and becomes a Participant hereby agrees that, he, she or it shall, and will, become a party to, and execute, at the reasonable request of the Selling Stockholder, any customary agreements affecting the sale of such Shares and agreed to by the Selling Stockholder, so long as the terms of such agreements which impose obligations on such Participants are no more onerous than similar terms in such agreement imposing obligations on the Selling Stockholder; provided that in no event shall the Participants be required to make any representations and warranties (i) jointly and severally with any Stockholder or (ii) other than reasonable and customary representations and warranties relating to authority, enforceability, title to its Shares, investment intent and securities laws matters.

4.5                                 Competitors.  In addition to the transfer restrictions set forth in Section 4.2, Section 4.3 and Section 4.4 above and other than pursuant to an Approved Sale, no Stockholder may Transfer Shares to a Competitor without the approval of the Board.

5.                                       Sale of the Company.

5.1                                 Prior to a Qualified Financing, in the event of an Approved Sale, each Stockholder will (a) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (b) waive any dissenter’s rights and other similar rights, and (c) if the Approved Sale is structured as a sale of securities, each Stockholder will agree to sell its Shares on the terms and conditions of the Approved Sale.  Each Stockholder will take all necessary and desirable lawful actions as directed by the Board and the Stockholders approving the Approved Sale in connection with the consummation of any Approved Sale, including, without limitation, executing the applicable purchase agreement and providing the applicable indemnification included therein on a pro rata basis (based upon the consideration to be received by each such Stockholder); provided that this Section 5.1 shall not require any Stockholder to indemnify the purchaser in an Approved Sale for breaches of the representations, warranties or covenants of the Company or any other selling Stockholder, or any representations and warranties (i) made jointly and severally with any Stockholder, (ii) related to the operation or business of the Company or any subsidiary thereof, or (iii) other than reasonable and customary representations and warranties relating to authority, enforceability, title to its Shares, investment intent and securities laws matters, except to the extent such an indemnity is provided for in (and limited to) a post-closing escrow or other pro rata holdback arrangement (based on proceeds to be received) of cash or stock paid in connection with the Approved Sale.  In the event that the terms of any such Approved Sale require the establishment of an escrow or other pro rata holdback arrangement for the purpose of satisfying indemnity claims or other contingencies, then any Stockholder who is required to sell its Shares pursuant to this Section 5.1 shall be required to participate ratably in any such escrow or other pro rata holdback arrangement so long as the liability of such Stockholder does not exceed the amount of the proceeds received by such Stockholder in connection with such sale of Shares.

5.2                                 All Stockholders will bear their pro rata portion (based upon the amount of consideration to be received by each such Stockholder) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party.  Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

6.                                       Voting Agreement.  Each Stockholder agrees to hold all of its Voting Shares, subject to, and to vote the Voting Shares in accordance with, the provisions of this Section 6.

6.1                                 Obligations to Vote Voting Shares for Specific Nominee.

(a)                                  Subject to Section 6.1(c), the Stockholders agree that:

(i)                     for so long as Spectrum Equity Investors V, L.P. and Spectrum V Investment Managers’ Fund, L.P., and their Affiliates (collectively, “Spectrum”)

continue to hold at least either (A) 19,947,858 shares of Common Stock (assuming conversion of all Voting Preferred Stock held by Spectrum and as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) or (B) 12% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), Spectrum shall be entitled to nominate one (1) member of the Board (the “Spectrum Nominee”), who shall initially be Victor Parker;

(ii)                  for so long as Oak Investment Partners XI, L.P. and Oak Investment Partners XII, L.P. and their Affiliates (collectively, “Oak”) continues to hold at least (A) 30,315,952 shares of Common Stock (assuming conversion of all Voting Preferred Stock held by Oak and as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) or (B) 12% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), Oak shall be entitled to nominate one (1) member of the Board (the “Oak Nominee”), who shall initially be Fred Harman;

(iii)               for so long as Generation Partners II LP and Generation Members’ Fund II LP and their Affiliates (collectively, “Generation”) continues to hold at least (A) 5,600,000 shares of Common Stock (assuming conversion of all Voting Preferred Stock held by Generation and as adjusted for any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) or (B) 12% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), Generation shall be entitled to nominate one (1) member of the Board (the “Generation Nominee”), who shall initially be John Hawkins;

(iv)              for so long as 3i and any 3i Permitted Transferees continue to hold at least (A) 9,604,761 shares of Common Stock (assuming conversion of all Voting Preferred Stock held by 3i and its Affiliates and any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) or (B) 12% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), 3i shall be entitled to nominate one (1) member of the Board (the “3i Nominee”), who shall initially be Robin Murray;

(v)                 for so long as GS and any GS Permitted Transferees continue to hold in the aggregate at least 3% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), GS shall be entitled to nominate one (1) member of the Board (the “GS Nominee” and collectively with the Spectrum Nominee, the Oak Nominee, the Generation Nominee and the 3i Nominee, the “Investor Directors” and each an “Investor Director”)), who shall initially be Gaurav Bhandari;

(vi)              until the date (the “Stahura Designation End Date”) that is the later to occur of (i) the date that Paul Stahura is no longer employed as an executive officer of the Company and (ii) the date that Paul Stahura and his Affiliates (collectively, “Stahura”) no longer own at least 3% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock), Stahura shall be entitled to nominate one (1) member of the Board (the “Stahura Nominee”), who shall initially be Paul Stahura;

(vii)           one (1) member of the Board shall be the Chief Executive Officer of the Company (the “CEO Director”), who shall initially be Richard Rosenblatt;

(viii)        following the Stahura Designation End Date (and provided the Stahura Nominee shall have resigned or been removed from the Board unless the individual that is the Stahura Nominee becomes the ENOM Nominee pursuant to this clause (viii)), holders of a majority of the Series B Preferred (voting as a single class) issued in connection with the ENOM Merger Agreement (“ENOM Majority Holders”) shall be entitled to nominate one (1) member of the Board (the “ENOM Nominee”), who shall be subject to the reasonable approval of the Requisite Preferred Holders, until such date as the ENOM Majority Holders and their Affiliates no longer own at least 5% of the outstanding shares of Common Stock (on a fully diluted basis and assuming conversion of all shares of Preferred Stock into Common Stock);

(ix)                up to four (4) members of the Board (the “At-Large Nominees”) who (i) (unless otherwise provided below) are independent directors (within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules) and are not otherwise affiliated with the Company, 3i, Spectrum, Oak, Generation or GS (the “At-Large Nominee Criteria”) and (ii) have relevant industry experience shall be designated as follows:  Any individual satisfying the At-Large Nominee Criteria may be nominated as an At-Large Nominee by an Investor Director, and the election of such individual to the Board shall be subject to the affirmative vote of a two thirds of the members of the Board, including a majority of the Investor Directors.  At Spectrum’s election, William Collatos will continue to serve on the Board until the second At-Large Nominee designated pursuant to this Section 6.1(a)(ix) is elected to the Board.

(b)                                 At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the Board, each of the Stockholders agrees to vote or to cause to be voted, in person or by proxy, all of its Voting Shares in a manner that would elect the At-Large Nominees, the Spectrum Nominee, the Oak Nominee, the Generation Nominee, the 3i Nominee, the Stahura Nominee (or the ENOM Nominee, if applicable), the GS Nominee and CEO Director designated pursuant to Section 6.1(a) above.  The Company shall pay the reasonable out-of-pocket expenses incurred by each Board member designated pursuant to this Section 6.1 in connection with attending meetings of the Board and any committee thereof.

(c)                                  In the event the Board determines to launch a process to effect a Qualified Financing (other than a Rule 144A Offering) (a “Public Offering Process”), then, the three Sponsors holding the most shares of capital stock of the Company (on an as converted to Common Stock basis) as of the date a lead underwriter is appointed with respect to such Public Offering Process shall notify the Company whether they elect to retain their right to designate an Investor Director pursuant to this Agreement (any such Sponsor that retains such right, a “Designating Sponsor”).  If all three of such Sponsors elect to become Designating Sponsors, then each remaining Sponsor that is not a Designating Sponsor shall cause the Investor Director designated by it to resign from the Board immediately prior to consummation of such Qualified Financing (other than a Rule 144A Offering).  If one or more of such three Sponsors elects not to become a Designating Sponsor, then (i) the Sponsor having the next largest equity interest in the Company (based on the number of shares of Common Stock held by it on an as converted basis) shall notify the Company whether such Sponsor elect(s) to retain the right to designate an Investor Director and thereby become a Designating Sponsor (or if such Sponsor declines to be a Designating Sponsor, then the remaining Sponsor may become a Designating Sponsor) and (ii) each Sponsor that is not a Designating Sponsor shall cause the Investor Director designated by it to resign from the Board immediately prior to consummation of such Qualified Financing.

(d)                                 In the event (i) the Company consummates a Rule 144A Offering that is a Qualified Financing and thereafter the Board determines to launch a process to effect an Initial IPO (an “IPO Process”) and (ii) the Board consists of more than three Investor Directors at such time, then the three Sponsors holding the most shares of capital stock of the Company (on an as converted to Common Stock basis) as of the date a lead underwriter is appointed with respect to such IPO Process (whose designees as Investor Directors are serving on the Board at such time) shall notify the Company whether the Investor Directors originally designated by them intend to remain on the Board following such Initial IPO (any such Sponsor that notifies the Company that the Investor Director designated by it intends to remain on the Board, a “Continuing Sponsor”).  If all three of such Sponsors elect to become Continuing Sponsors, then each other Sponsor that is not a Continuing Sponsor shall cause the Investor Director designated by it to resign from the Board promptly upon consummation of such Initial IPO (to the extent an Investor Director originally designated by such Sponsor is serving on the Board at such time).  If one or more of such three Sponsors elects not to become a Continuing Sponsor, then (i) the Sponsor having the next largest equity interest in the Company (based on the number of shares of Common Stock held by it on an as converted basis) whose designee as Investor Director is serving on the Board at such time shall notify the Company whether the Investor Director designated by it intends to remain on the Board following the Initial IPO, in which case such Sponsor shall become a Continuing Sponsor (or if such Sponsor declines to be a Continuing Sponsor, then the remaining Sponsor (if any) whose designee as an Investor Director is serving on the Board at such time may become a Continuing Sponsor) and (ii) each Sponsor that is not a Continuing Sponsor shall cause any Investor Director designated by it that is then serving on the Board to resign from the Board promptly upon consummation of such Initial IPO.  For the avoidance of doubt, this Section 6.1(d) shall not apply at any time following consummation of a Qualified Financing that there are three or fewer Investor Directors remaining on the Board, and nothing in this Section 6.1(d) shall confer the right upon any Sponsor to designate a director following consummation of a Qualified Financing.

(e)                                  Notwithstanding the foregoing provisions of this Section 6.1, the Stockholders will not be obligated to vote their Voting Shares to elect (and may vote their shares to remove) any individual that has been indicted for a felonious act (so long as said indictment is pending) or convicted of a felony, or that has engaged in an act of fraudulent conduct against the Company.

6.2                                 Obligations to Vote Voting Shares for Removal of Director.  In the event that Spectrum, Oak, Generation, Stahura (or the ENOM Holders, if applicable), 3i or GS determines that the Board nominee designated by such Person(s) should be removed from the Board (or if two thirds of the Board (excluding the At-Large Nominee in question), including a majority of the Investor Directors, determine that an At-Large Nominee should be removed from the Board), each of the Stockholders agrees to vote or to cause to be voted, in person or by proxy, all of its Voting Shares in a manner that would (i) cause the removal of such Director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director, and (ii) install, in lieu of such Person, such new Person on the Board as may be designated by the applicable Stockholders (or by the Board in the case of At-Large Nominees), in accordance with Section 6.1 above.

6.3                                 Changes in Size of Board.  In the event the size of the Board would need to be increased or decreased from its current size of nine (9) directors in order to reflect the number of directors designated in accordance with the provisions of Section 6.1 (e.g. upon designation of At-Large Directors or as a result of a decrease in the size of the Board resulting from Section 6.1(c)), then the Board may, by majority vote, reset the number of directors in a manner that is consistent with Section 6.1 (or to the extent the Board of Directors fails to so reset the number of directors, the Stockholders shall vote all of their Voting Shares to reset the number of directors such that the size of the Board reflects the number of directors designated in accordance with the provisions of Section 6.1).

6.4                                 Voting Agreement Legend.  Each certificate representing any of the Voting Shares shall be marked by the Company with the legend set forth in Section 4.2 of this Agreement.

7.                                       Preemptive Rights.  Prior to a Qualified Financing, each time the Company proposes to sell New Securities, the Company shall (unless the provisions of this Section 7 are waived pursuant to Section 10.12 hereof) also make an offering of such New Securities to the Preferred Holders in accordance with the following provisions:

(a)                                  The Company shall deliver a notice to each Preferred Holder describing the type of New Securities, stating the number to be offered and the price and the terms on which it proposes to offer such New Securities.  Such notice shall be sent to the addresses set forth in the records of the Company.

(b)                                 Within fifteen (15) days after delivery of the notice, each Preferred Holder may elect to purchase, at the price and on the terms specified in the notice, up to its Pro Rata Portion of such New Securities by delivering written notice of such election to the Company within such fifteen (15) days and stating therein the number of New Securities to be purchased.

(c)                                  If a Preferred Holder fails to agree to purchase its full Pro Rata Portion within such fifteen (15) day period, the Company will give the Preferred Holders who did so agree (the “Electing Purchasers”) notice of the number of New Securities which were not subscribed for.  Such notice may be by telephone if followed by notice via overnight courier with next day delivery or notice via facsimile or electronic mail as provided in Section 10.6.  The Electing Purchasers shall have five (5) Business Days from the date of such telephonic notice to agree to purchase their respective Pro Rata Portion of the unpurchased New Securities.  The Company shall continue the process set forth in this Section 7(c) until all of the unpurchased

New Securities subject to this Section 7 are purchased or all Electing Purchasers decline to purchase the remaining unpurchased New Securities.

(d)                                 Any shares referred to in the notice that are not elected to be purchased as provided in Section 7(b) and Section 7(c) above may, during the ninety (90) day period thereafter, be offered by the Company to any other Person(s) at a price not less than, and on terms no more favorable to the offeree than, those specified in the Company’s notice.  To the extent the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Holders in the manner provided above.

(e)                                  As used in this Section 7, “Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Preferred Stock held by a Stockholder bears to (y) the sum of the total number of shares of the Company’s Preferred Stock then outstanding.

8.                                       Affirmative Covenants of the Company.  Prior to a Qualified Financing, the Company hereby covenants and agrees as follows:

8.1                                 Delivery of Financial Information.  The Company shall furnish to each Major Holder the following reports:

(a)                                  Monthly Financial Statements.  As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, the Company shall cause to be delivered to each Major Holder unaudited consolidated balance sheets of the Company as of the end of each calendar month, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, compared against the Company’s business plan and operating budget.

(b)                                 Quarterly Financial Statements.  As soon as available, but not later than 45 days after the end of each quarter of each fiscal year of the Company, the Company shall cause to be delivered to each Major Holder unaudited consolidated financial statements of the Company, which shall include a statement of cash flows and statement of operations for such quarter and a balance sheet as at the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

(c)                                  Annual Audit.  As soon as available, but not later than 120 days after the end of each fiscal year of the Company, the Company shall cause to be delivered to each Major Holder the audited consolidated financial statements of the Company, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and accompanied by the report of a “big four” accounting firm.  In addition, during such period, the Company shall cause to be delivered to each Major Holder copies of all material management letters or similar reports prepared for or delivered to the management of the Company by its independent accountants.

(d)                                 Budget; Business Plan.  As soon as practicable, but in any event not less than thirty (30) days prior to the end of each fiscal year of the Company, the Company shall cause to be delivered to each Major Holder (A) an operating budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months, and with reasonable promptness after preparation, any other budgets or revised budgets prepared by the Company and (B) a business plan for the next fiscal year, prepared on a monthly basis, and with reasonable promptness after preparation, any other business plan or revised business plan prepared by the Company.

(e)                                  Subsidiaries.  If for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses shall be consolidated (and consolidating if normally prepared by the Company) financial statements of the Company and all such consolidated subsidiaries.

(f)                                    Inspection Rights.  The Company shall afford to each Major Holder and to each of their respective employees, counsel and other authorized representatives, during normal business hours, access, upon reasonable advance notice, to all of the books, records and properties of the Company, and to make copies of such records and permit such Persons to discuss all aspects of the Company with any officers, employees or accountants of the Company, and the Company shall provide to each Major Holder such other information (in writing if so requested) regarding the assets, properties, operations, business affairs and financial condition of the Company as each Major Holder may reasonably request; provided, however, that such investigation and preparation of responses shall not unreasonably interfere with the operations of the Company.  During such period, the Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with each Major Holder and their respective representatives as such Major Holder may reasonably request, and to permit each Major Holder and their respective representatives to inspect, copy and make extracts from such financial statements, analyses, work papers, and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as each Major Holder may reasonably request.

8.2                                 D&O Insurance.  The Company has directors and officers insurance policies for each of the directors and officers, in a minimum amount of $2,000,000 which will cover any new director; provided, however, that such insurance will not be obtained if (a) such coverage is not available at commercially reasonable rates and (2) a majority of the Board, including the Investor Directors, agrees not to obtain such insurance.  The Company shall pay all premiums due on such insurance policies as they become due.  The Company shall not make any material alteration to the terms of, or the coverage provided by, such policy (other than to increase the coverage or make the terms of such insurance policy more favorable to the Company’s directors and officers) without the consent of each Sponsor for so long as such Sponsor has the right to designate a director pursuant to Section 6.1(a).

8.3                                 Stock Options.  Unless otherwise approved by the Requisite Preferred Holders, all stock options issued after the date of this Agreement to employees, directors, consultants and other service providers shall have an exercise or purchase price, as applicable, equal to the fair market value on the date of grant of the shares of Common Stock underlying such options, as determined by the Board and consistent with past practices.

8.4                                 Restrictions on Transfer.  Unless otherwise approved by the Requisite Preferred Holders, all purchases of shares of Common Stock of the Company after the date of this Agreement by employees, directors, consultants and other service providers shall be pursuant to a form of agreement which provides (a) that, except for certain estate planning transactions, any shares of unvested Common Stock may not be transferred by such holder and (b) for a right of first refusal in favor of the Company on all transfers of vested Common Stock (except for certain estate planning transactions).  For the avoidance of doubt, the issuance of shares of Common Stock upon the conversion of the Shares shall not be considered a “purchase of shares of Common Stock” subject to the foregoing restrictions.

8.5                                 Proprietary Information.  Each person who has become an officer, employee, consultant or contractor of the Company (unless such person became an officer, employee, consultant or contractor of the Company through an acquired entity) has entered into the Company’s standard form of Confidential Information and Invention Assignment Agreement substantially in the form attached hereto as Exhibit D and each person who becomes an officer, employee, consultant or contractor of the Company after the date of the Agreement shall be required to enter Confidential Information and Development Agreement in the form attached hereto as Exhibit D or in such other form as shall be approved by the Board.

8.6                                 Director Indemnification Agreements.  The Company shall enter into an indemnification agreement with each member of the Board, a copy of which is attached as Exhibit E.

8.7                                 Board and Officer Covenant.  The Company shall deliver to each of its officers and directors on the date hereof, and to each officer and director appointed or elected after the date hereof, a notice, in the form attached hereto as Exhibit C regarding Section B.9 of the Company’s Fourth Amended and Restated Certificate of Incorporation in effect on the date hereof, or in the case of any such officer or director appointed or elected after the date hereof, at the time of such appointment or election.

8.8                                 Environmental Covenant.  The Company shall use its commercially reasonable efforts to continue to comply in all material respects with any applicable statute, law or regulation relating to the environment or occupational health and safety.

8.9                                 Employment Covenant.  The Company shall use its commercially reasonable efforts to continue to comply in all material respects with any applicable statute, law or regulation relating to equal employment opportunity and other laws related to employment, including but not limited to, the health and safety of such employees and any labor rights of such employees.

9.                                       Confidentiality.  Each Stockholder agrees to maintain the confidentiality of any confidential and proprietary information of the Company obtained by it (including, without limitation, any material nonpublic information) (“Confidential Information”); provided, however, that Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives, (ii) is already in the receiving party’s possession, provided that such information is not subject to a contractual, legal or fiduciary obligation of confidentiality for the benefit of the Company, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the Company or any of its affiliates or representatives, provided that such source is not bound by a contractual, legal or fiduciary obligation to keep such information confidential for the benefit of the Company.  The foregoing will not prohibit a Stockholder from disclosing Confidential Information (x) to the extent it is required to do so by applicable law so long as such Stockholder provides the Company immediate notice of the Confidential Information that it is legally required to disclose and takes appropriate steps to preserve the confidentiality of such information to the extent reasonably practicable (including by, for example, cooperating with the Company to seek an appropriate protective order) or (y) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, or to any Affiliate (or employee thereof), partner, member, stockholder, employee or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided that any such Person (other than an employee or Affiliate (or employee thereof)) that is not under a pre-existing confidentiality obligation with respect to such Confidential Information that is similar in scope to the provisions in this Section 9 shall first agree in writing to be bound by terms no less restrictive than those provided for in this Section 9 in respect of such Confidential Information; provided further that if a Stockholder provides Confidential Information to its employees or Affiliates (or employees thereof), such Stockholder shall be responsible for using commercially reasonable efforts to ensure that such employee or Affiliate maintains the confidentiality of such Confidential Information in accordance with this Section 9; and provided further that Confidential Information may not be disclosed to a Competitor in reliance on this clause (y).  Notwithstanding the foregoing, each of GS and 3i may, to the extent required and upon advance written notice to the Company, disclose such information concerning the Company as may be required to be disclosed to any regulator/stock exchange to which GS or 3i or their respective Affiliates are subject, so long as GS or 3i or their Affiliates take appropriate steps to limit the amount of Confidential Information that is disclosed. Such notice shall state the information to be disclosed, the party to whom such information is to be disclosed, the date such disclosure is to be made and the reason such disclosure is required.

10.                                 Miscellaneous.

10.1                           Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

10.2                           Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to choice of laws or conflict of laws provisions thereof.

10.3                           Equitable Relief.  The parties acknowledge that the remedy at law for any breach or violation of the provisions of this Agreement shall be inadequate and that, in the event of any such breach or violation, the Company and/or the Stockholders shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it may be entitled.

10.4                           Successors in InterestExcept as otherwise provided herein, the provisions of this Agreement shall be binding upon the successors in interest to any of the Shares.  The Company shall not permit the Transfer of any of the Shares on its books or issue a new certificate representing any of the Voting Shares unless and until the Person to whom such security is to be Transferred shall have executed a Joinder pursuant to Section 4.1.

10.5                           Entire Agreement.  This Agreement (together, in the case of the Company and GS only, with the letter dated September 10, 2007 between the Company and GS) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

10.6                           Notices, Etc.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, electronic mail transmission, or facsimile transmission, to the following addresses, electronic mail addresses and Fax numbers (or to such other addresses, electronic mail addresses or Fax numbers which a Stockholder shall subsequently designate in writing to the Company or which the Company shall subsequently designate in writing to the Stockholders):

(a)                                  if to a Stockholder to the address, email address or facsimile number set forth on such Stockholder’s signature page hereto:

(b)                                 if to the Company to:

Demand Media, Inc.
1333 Second Street, Suite 100
Santa Monica, CA 90401
Attn: Matthew Polestesky
Tel: (310) 394-6406
Fax: (310) 394-6499
Email: mpolestesky @demandmedia.com

-and-

Demand Media, Inc.
15801 Northeast 24th
Bellevue, WA 98008
Attn: Sarah Akhtar
Tel: (425) 274-4500
Fax: (425) 974-4795
Email: sarah@demandmedia.com

With copies to:

W. Alex Voxman, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Fax: (213) 891-8763
Email: alex.voxman@lw.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by registered or certified mail, upon receipt, or if sent by facsimile, upon confirmation of receipt, or if sent by electronic mail, upon receipt by the recipient (whether or not such recipient has actually opened or read such electronic mail).

10.7                           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement upon any breach or default of a party to this Agreement shall impair any such right, power, or remedy of a non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.8                           Dispute Resolution Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

10.9                           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.10                     Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

10.11                     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.12                     Amendment and Waiver.  Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Requisite Preferred Holders; provided, that, (i) if (A) the Company proposes to sell New Securities in a sale with respect to which the provisions of Section 7 of the Agreement are to be amended or waived and (B) one or more Sponsors is/are offered a disproportionate right to participate in such sale relative to the other Sponsors (based on the number of shares of Common Stock held by each Sponsor assuming conversion of all Preferred Stock to Common Stock), then any waiver of the provisions of Section 7 of this Agreement shall also require the affirmative vote of (a) if applicable, the Sponsors holding a majority of the Series C Preferred that are not offered the right to participate in such sale on such disproportionate basis, (b) if applicable, the Sponsors holding a majority of the Series D Preferred that are not offered the right to participate in such sale on such disproportionate basis and (c) if applicable, the Sponsors holding a majority of the Series D-1 Preferred that are not offered the right to participate in such sale on such disproportionate basis, (ii) if any other provision of this Agreement is amended or waived in a manner that adversely affects the obligations or rights of a Sponsor in a manner disproportionately different in any material respects than the other Sponsors, such amendment or waiver shall also require the consent of such Sponsor, and (iii) any amendment or waiver of Section 6.1(a) adversely affecting a Sponsor’s right to designate an Investor Director shall also require the consent of the applicable Sponsor so long as such Sponsor continues to hold a number of Shares that would entitle such Sponsor to designate an Investor Director pursuant to Section 6.1(a).  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Company.  In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Stockholders, or agree to accept alternatives to such performance, without obtaining the consent of any Stockholder.

10.13                     Additional Parties; After Acquired Shares.  Any Person who holds Common Stock Equivalents and is not already a party to this Agreement may sign a Joinder at the request of the Requisite Preferred Holders and become a “Stockholder” subject to the terms and conditions of this Agreement without need of any additional approvals from the Stockholders; provided that if any Person not a party to this Agreement becomes a holder of 1,000,000 or more shares of Common Stock or Common Stock Equivalents (on an as converted basis) after acquiring 100,000 or more shares of Common Stock or Common Stock Equivalents after the date hereof (other than shares of Common Stock acquired (i) by exercising options if subject to restrictions on Transfers in accordance with the Company’s standard restrictions on Transfers of Common Stock issued upon the exercise of options or (ii) through a grant of restricted Common Stock subject to restrictions on Transfers in accordance with the Company’s standard restrictions on Transfers relating to grants of restricted Common Stock), the Company shall not permit such Person to become a stockholder unless such Person shall become a party to this Agreement by executing a Joinder as a condition to receiving such securities unless this requirement is waived by the Requisite Preferred Holders.  In addition, any Person that acquires Common Stock Equivalents from another Stockholder in accordance with Section 4.1 shall become a “Stockholder” hereunder without the need of any additional approval from the Stockholders.  Any Common Stock Equivalents acquired by any Stockholder after the date hereof shall become “Shares” for all purposes under this Agreement.

10.14                     Termination of Prior Stockholders’ Agreement.  The Prior Stockholders’ Agreement is hereby terminated and amended and restated as provided herein.  Such termination and restatement is effective upon execution of this Agreement by the Company and the holders of at least 55% of the then outstanding Preferred Stock and Common Stock (if any) issued upon conversion of the Preferred Stock (voting together as a single class and not as separate series on an as converted to Common Stock basis), pursuant to section 10.12 of the Prior Stockholders’ Agreement.  Upon such execution, all provisions of, rights granted and covenants made in the Prior Stockholders’ Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect.

10.15                     Termination.  This Agreement shall terminate upon the occurrence of any one of the following events:

(a)                                  Upon the consummation of an Approved Sale;

(b)                                 The execution of a written instrument by the Company and the Requisite Preferred Holders, which terminates this Agreement; provided, that the rights to designate a director pursuant to Section 6(a) hereof may not be terminated with respect to any Sponsor, or Paul Stahura or the ENOM Majority Holders, as applicable, without the prior written consent of such Sponsor, or Paul Stahura or such ENOM Majority Holders, as applicable (unless, in any such case, such Sponsor, or Paul Stahura or such ENOM Majority Holders, as applicable, no longer has the right to designate a director); provided, further, that if the termination of this Agreement is in the context of an amendment and restatement of this Agreement before or within 12 months following such termination or the execution of a similar agreement among the Requisite Preferred Holders (and any other holders) before or within 12 months following such termination, the provisions of clauses (i) through (iii) of Section 10.12 shall apply;

(c)                                  The consummation of a Qualified Financing (except that (i) the provisions of Section 3 and any corresponding provisions of Section 1 and Section 10 shall survive the consummation of a Qualified Financing in accordance with their terms and (ii) the provisions of Section 6.1(d) and any corresponding provisions of Section 1 and Section 10 shall survive the consummation of a Qualified Financing that is a Rule 144A) Offering in accordance with their terms until such time as there are three or fewer Investor Directors serving on the Board); and

(d)                                 With respect to any Stockholder, at such time as such Stockholder no longer owns any Shares.

The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of its termination.

10.16                     Waiver of Trial By Jury.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first above written.

DEMAND MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name: Richard Rosenblatt
Title: Chairman and CEO

S-1

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

SPECTRUM V INVESTMENT MANAGERS’ FUND, L.P.

By: SEA V Management LLC, its General Partner

By:	/s/ Victor Parker
Name: Victor Parker
Title: Managing Director

Address: 333 Middlefield Rd., Ste. 200
Menlo Park, CA 94025

Facsimile: (415) 464-4601
Email: vic@spectrumequity.com

SPECTRUM EQUITY INVESTORS V, L.P.

By: Spectrum Equity Associates V, L.P., its General Partner
By: SEA V Management LLC, its General Partner

By:	/s/ Victor Parker
Name: Victor Parker
Title: Managing Director

Address: 333 Middlefield Rd., Ste. 200
Menlo Park, CA 94025

Facsimile: (415) 464-4601
Email: vic@spectrumequity.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

OAK INVESTMENT PARTNERS XI, L.P.

By:	/s/ Frederic W. Harman
Name: Frederic W. Harman
Title: Managing Member of Oak Associates XI, LLC
General Partner of Oak Investment Partners, XI, Limited Partnership

Address: 525 University Ave, Ste. 1300
Palo Alto, CA 94304

Facsimile: (650) 328-6345
Email: fred@oakvc.com

OAK INVESTMENT PARTNERS XII, L.P.

By:	/s/ Frederic W. Harman
Name: Frederic W. Harman
Title: Managing Member of Oak Associates XII, LLC
General Partner of Oak Investment Partners, XII, Limited Partnership

Address: 525 University Ave, Ste. 1300
Palo Alto, CA 94304

Facsimile: (650) 328-6345
Email: fred@oakvc.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED& RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

GENERATION CAPITAL PARTNERS II LP

By: Generation Partners II LLC, its general partner

By:	/s/ John A. Hawkins
Name: John A. Hawkins
Title: Managing Member

Address: One Greenwich Office Part
Greenwich, CT 06831

Facsimile: (203) 422-8250
Email: Hawkins@generation.com

GENERATION MEMBERS’ FUND II LP

By: Generation Partners II LLC, its general partner

By:	/s/ John a. Hawkins
Name: John A. Hawkins
Title: Managing Member

Address: One Greenwich Office Part
Greenwich, CT 06831

Facsimile: (203) 422-8250
Email: Hawkins@generation.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

3i TECHNOLOGY PARTNERS III L.P.

By: 3i Technology Corporation, its general partner

By:	/s/ Robin Murray
Name: Robin Murray
Title:

Address: 275 Middlefield Road, Suite 200
Menlo Park, CA 94025

Facsimile: 650-470-3201

Email: robin.murray@3i.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P.

By: Goldman Sachs Investment Partners GP, LLC, its general partner

By:	/s/ Gaurav Bhandari
Name: Gaurav Bhandari
Title:

Address:	c/o Goldman Sachs Investment
Strategies, LLC
85 Broad Street.
New York, NY 10004

Email: Gaurav.Bhandari@gs.com
Michelle.Barone@gs.com
christopher.dawe@gs.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

RICHARD ROSENBLATT

/s/ Richard Rosenblatt

Address: c/o Demand Media, Inc.
1333 Second Street, Suite 100
Santa Monica, CA 90401

Facsimile: (310) 394-6499
Email: Richard@demandmedia.com

ROSENBLATT 2007 GRANTOR RETAINED ANNUITY TRUST, DATED JULY 12, 2007

By:	/s/ Richard Rosenblatt
Name: Richard Rosenblatt
Title: Trustee

Address: c/o Demand Media, Inc.
1333 Second Street, Suite 100
Santa Monica, CA 90401

Facsimile: (310) 394-6499
Email: Richard@demandmedia.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

STAHURA FAMILY TRUST

By:	/s/ Paul Stahura
	Name:	Paul Stahura
	Title:	Trustee

Address: c/o Paul Stahura.
15801 Northeast 24th
Bellevue, WA 98008

Facsimile: (425) 974-4795
Email: paul@demandmedia.com

PAUL A. STAHURA 2007 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Paul Stahura
	Name:	Paul Stahura
	Title:	Trustee

Address: c/o Paul Stahura.
15801 Northeast 24th
Bellevue, WA 98008

Facsimile: (425) 974-4795
Email: paul@demandmedia.com

FLORENCE STAHURA 2007 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Paul Stahura
	Name:	Paul Stahura
	Title:	Trustee

Address: c/o Paul Stahura.
15801 Northeast 24th
Bellevue, WA 98008

Facsimile: (425) 974-4795
Email: paul@demandmedia.com

SIGNATURE PAGE TO

TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

(Print Name of Stockholder)

By:
(Signature)

Name:
Title:

Address:

Facsimile:

Email:

EXHIBIT A

SCHEDULE OF STOCKHOLDERS

1

EXHIBIT B

FORM OF JOINDER TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

THIS JOINDER to the Third Amended & Restated Stockholders’ Agreement, dated as of March 3, 2008 by and among Demand Media, Inc., a Delaware corporation (the “Company”), and certain Stockholders of the Company, as such agreement may have been or may be amended from time to time (the “Agreement”), is made and entered into as of the date set forth on the signature page hereto by and between the Company and the undersigned holder of the Company’s Shares (the “Stockholder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Stockholder is acquiring Shares or rights to acquire Shares, and the Agreement and the Company require Stockholder, as a holder of such interests, to become a party to the Agreement, and Stockholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.             Agreement to be Bound.  Stockholder hereby agrees that upon execution of this Joinder, he, she or it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a “Stockholder” for all purposes thereof.

2.             Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Stockholder and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold any Shares.

3.             Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.             Notices.  For purposes of Section 10.6 of the Agreement, all notices, demands or other communications to the Stockholder shall be directed to the address, email, or facsimile of such Stockholder as set forth on the signature page hereto.

5.             Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*   *   *   *   *

1

SIGNATURE PAGE TO

JOINDER TO

DEMAND MEDIA, INC.

THIRD AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT

The undersigned hereby executes and delivers the Demand Media, Inc. Third Amended & Restated Stockholders’ Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Stockholders named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Date of Joinder:

(Print Name of Stockholder)

By:
(Signature)

Name:
Title:

Address:

Facsimile:

Email:

EXHIBIT C

Notice Regarding European Directive on Data Protection

This Notice of Section B.9 of the Fourth Amended and Restated Certificate of Incorporation of Demand Media, Inc. (the “Company”) is being delivered to you pursuant to Section 8.7 of that certain Third Amended and Restated Stockholders’ Agreement, dated March 3, 2008 (the “Stockholders’ Agreement”) by and among the Company, the Stockholders (as defined therein).

3i Group plc, a holding company of one of the Company’s Series C Preferred Stock and Series D Preferred Stock holders (collectively, the ‘3i Entities’), is incorporated in Europe and is subject to a European Directive on data protection (as enshrined by UK Act of Parliament in The Data Protection Act of 1998) (the ‘Directive’).  The primary effect of the Directive is to prohibit the processing of personal data without notification and consent.  Because it is possible that the 3i Entities may be deemed to have processed personal data within the meaning of the Directive in connection with their investments in portfolio companies, the 3i Entities require each of their portfolio companies to insert certain standard language regarding the Directive into such portfolio company’s certificate of incorporation.  The language regarding the Directive contained in the Company’s Restated Certificate of Incorporation is set forth in Exhibit A hereto.

EXHIBIT D

Confidential Information and Development Agreement

EXHIBIT E

Indemnification Agreements

SCHEDULE 1

Competitors

Scripps

IAC

Disney

Time Warner

Google

Yahoo

About.com /New York Times

Associated Content

CNET

GoDaddy.com, Inc.

Howstuffworks.com

iReit

Marchex

Name Media

Oversee.net

Internet Brands

Videojug.com

WikiHow